UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2014

HMS Holdings Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-50194	11-3656261
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5615 High Point Drive, Irving, Texas 75038

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (214) 453-3000

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Executive Officer

On March 10, 2014, Walter D. Hosp tendered his resignation as Executive Vice President, Chief Financial and Administrative Officer of HMS Holdings Corp. (the “Registrant”).  Mr. Hosp will remain in his position through a transition period and the effective date of his resignation will be June 6, 2014 (the “Separation Date”).  The press release announcing Mr. Hosp’s resignation is attached hereto as Exhibit 99.1.

(e) Compensatory Arrangement

On March 10, 2014, in connection with accepting Mr. Hosp’s resignation, the Registrant entered into a Letter Agreement with him regarding his transition and separation from the Registrant (the “Letter Agreement”).  The Letter Agreement supersedes Mr. Hosp’s employment agreement with the Registrant, dated April 30, 2012.

Under the terms of the Letter Agreement and in exchange for remaining with the Registrant through the Separation Date and complying with the requirements of the Letter Agreement, including performing certain transition duties and providing the Registrant with a full release of claims, the Registrant will pay Mr. Hosp:  (i) severance of six months of his current base salary of $450,000, to be paid in equal installments over a six  month period in accordance with the Registrant’s normal payroll practices, and (ii) a lump sum equal to six months of the difference between the COBRA coverage premium for the same type of medical, dental and vision coverage he is receiving and his employee contribution (collectively, the “Separation Payments”).  In addition, and contingent upon the Registrant’s receipt and non-revocation of a release from Mr. Hosp, any outstanding, but not fully vested options and restricted stock units granted to him prior to January 1, 2014, will continue to vest through February 28, 2015 and his then-vested options will remain exercisable through May 29, 2015.  The Registrant reserves the right to terminate Mr. Hosp with or without Cause (as defined in the Letter Agreement) during the transition period and if such a termination is without Cause, has agreed to adjust the Separation Payments to include the value of the additional months of COBRA coverage and salary he would have received had he remained employed through the Separation Date.  The description of the Letter Agreement contained herein is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Mr. Hosp’s Noncompetition, Nonsolicitation, Proprietary and Confidential Information and Developments Agreement with the Registrant, dated April 30, 2012 remains in full force and effect and he has affirmed his obligations under that agreement.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Exhibit Description

Exhibit 10.1:	Letter Agreement between Walter D. Hosp and HMS Holdings Corp.

Exhibit 99.1:	Press Release dated March 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 12, 2014

HMS HOLDINGS CORP.

By:	/s/ William C. Lucia
Name:	William C. Lucia
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Letter Agreement between Walter D. Hosp and HMS Holdings Corp.

99.1	Press Release dated March 12, 2014